UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 11, 2020
Date of Report (Date of earliest event reported)

MODEL N, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35840	77-0528806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, Suite 300
San Mateo, California 94404
 (Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 610-4600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00015 per share	MODN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective December 11, 2020, our board of directors elected Manisha Shetty Gulati to serve as a Class I director whose term will expire at our 2023 annual meeting of stockholders. We anticipate that Ms. Gulati may also serve as a member of one or more committees of our board of directors, which we will determine at a later time. There are no arrangements or understanding between Ms. Gulati and any other persons pursuant to which Ms. Gulati was elected as a director. There are also no family relationships between Ms. Gulati and any director or executive officer of the Company, nor does Ms. Gulati have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Gulati will be eligible to receive an annual award of restricted stock units having a value of $135,000. In addition, Ms. Gulati will be eligible to receive a cash payment of $35,000 as a retainer for board service and additional awards of restricted stock units for committee service, as applicable. Annual awards are granted as of the date of the company’s annual meeting of stockholders and vest as to 25% quarterly as of the 15th day of May, August, November and February.

For the period beginning December 11, 2020 and ending at our 2021 annual meeting of stockholders, which is scheduled to be held on February 19, 2021, Ms. Gulati will receive restricted stock units having a value of $27,000 and a $7,000 in cash, which reflect a prorated portion of the annual award and cash retainer she is eligible to receive. The grant of restricted stock units will vest as to 100% on February 15, 2021.

Model N will enter into its standard form of Indemnity Agreement with Ms. Gulati. Pursuant to this agreement, subject to the exceptions and limitations provided therein, we will agree to hold harmless and indemnify Ms. Gulati to the fullest extent authorized by our certificate of incorporation, bylaws and Delaware law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by her in connection with any threatened, pending or completed action, suit or proceeding arising out of her services as a director. The form of Indemnity Agreement is filed as Exhibit 10.01 to our Form S-1 Registration Statement filed on March 12, 2013.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEL N, INC.
(Registrant)

By:	/s/ Cathy Lewis
Cathy Lewis
Chief Accounting Officer
Date: December 15, 2020